Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-295322 on Form S-1 of our report dated March 23, 2026, relating to the financial statements of Lincoln International, LP. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Chicago, Illinois
May 11, 2026